Exhibit 10.22

EXCLUSIVE CONSIGNMENT CONTRACT FOR SALE OF
RECREATIONAL VEHICLES

This Agreement, effective December 29, 2001, is between the 1-4 Land Holding Limited Company, (“1-4”), and Lazy Days R. V. Center, Inc., (“Lazy Days”), The parties agree as follows:

1.             Exclusive Right to Sell. In exchange for consideration in the amount of $10.00, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, 1-4 grants Lazy Days the sale and exclusive right to sell recreational vehicles 1-4 will receive from various manufacturers until and unless this agreement is terminated by 1-4 or Lazy Days.

2.             Consignment Sales. Lazy Days agrees to use its best efforts to sell the recreational vehicles on a consignment basis. Any vehicles sold to Lazy Days by IA will be at manufacturer’s: invoice price without mark up. Any and all rebates and incentives will be passed through to Lazy Days.

3.             Risk of Loss. Any purchase money security agreement between 1-4 and a manufacturer may contain provisions relating to the preservation of both the collateral and the manufacturer’s security interest in the collateral. Lazy Days will become aware of these provisions, if any, and will endeavor to abide by them while in possession of the recreational vehicles, It is specifically understood and agreed that Lazy Days shall maintain insurance on the recreational vehicles and will be responsible for any loss or damage while the recreational vehicles are in the possession of Lazy Days.

4.             Discretion to Sell. Lazy Days is authorized, on behalf of! -4, to accept offers consistent with Lazy Days customary pricing for like units, and to execute contracts of sale therefor.

5.             Advertising of Units. The exclusive right to advertise the subject units is granted to Lazy Days which advertisement may be done by insertion of ads in newspapers, the broadcasting of same on radio, the placing of a “For Sale” sign on the home or by such other means of advertising as are commonly used.

CONSIGNOR 1-4, L.L.C		CONSIGNEE LAZY DAYS R.V. CENTER, INC.

By:		By:
	DON WALLACE		CHUCK THIBAULT
	Member		Chief Financial Officer